                                                                   EXHIBIT 99(d)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

              MERCK PUERTO RICO EMPLOYEE SAVINGS AND SECURITY PLAN
                            (FULL TITLE OF THE PLAN)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (NAME OF ISSUER OF THE SECURITIES HELD PURSUANT TO THE
            PLAN AND THE ADDRESS OF ITS PRINCIPAL EXECUTIVE OFFICE)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and
Merck Sharp & Dohme (I.A.) Corp.:

     We have audited the accompanying statement of net assets available for benefits of the Merck Puerto Rico Employee Savings and Security Plan (the "Plan") as of December 31, 1997 and the related statement of changes in net assets available for benefits for the period from inception (July 1, 1997) through December 31, 1997. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1997, and the changes in its net assets available for benefits for the period from inception (July 1, 1997) through December 31, 1997, in conformity with generally accepted accounting principles.

     Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the statement of net assets available for benefits and the statement of changes in net assets available for benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                                  ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
May 1, 1998

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                                       MERCK COMMON STOCK FUND
                                                                   --------------------------------
                                                                   (NON-PARTICIPANT   (PARTICIPANT    T. ROWE PRICE    FIDELITY
                                                                    DIRECTED: SEE     DIRECTED: SEE     BLUE CHIP       EQUITY-
                                                        TOTAL          NOTE 1)           NOTE 1)       GROWTH FUND    INCOME FUND
                                                        -----      ----------------   -------------   -------------   -----------
DECEMBER 31, 1997
---------------------------------------------------                                                   |--------------------------
Assets:
  Investments at market value......................  $24,835,401      $6,993,525       $13,976,782      $571,614      $   273,159
                                                     -----------      ----------       -----------      --------      -----------
  Receivables
    Employer's contribution........................        8,576           1,921             5,299           300               43
    Participants' contributions....................       30,065              --            26,206         1,072              512
    Accrued interest and dividends.................       88,376          29,067            58,086            --               --
                                                     -----------      ----------       -----------      --------      -----------
      Total receivables............................      127,017          30,988            89,591         1,372              555
                                                     -----------      ----------       -----------      --------      -----------
Net assets available for benefits..................  $24,962,418      $7,024,513       $14,066,373      $572,986      $   273,714
                                                     ===========      ==========       ===========      ========      ===========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                         FIDELITY                                                       THE GEORGE
                                           VANGUARD      GROWTH &     T. ROWE PRICE    T. ROWE PRICE    EUROPACIFIC       PUTNAM
                                          U.S. GROWTH     INCOME       NEW INCOME         MID-CAP          GROWTH        FUND OF
                                           PORTFOLIO     PORTFOLIO        FUND          GROWTH FUND         FUND         BOSTON A
                                          -----------    ---------    -------------    -------------    -----------     ----------
DECEMBER 31, 1997                            (PARTICIPANT DIRECTED; SEE NOTE 1)
-----------------------------------------------------------------------------------------------------------------------------------
Assets:
  Investments at market value............  $112,653      $318,090        $11,848         $125,293         $90,947        $133,881
                                           --------      --------        -------         --------         -------        --------
  Receivables
    Employer's contribution..............        77           163              9              111              86              77
    Participants' contributions..........       211           596             22              235             171             251
    Accrued interest and dividends.......        --            --             --               --              --              --
                                           --------      --------        -------         --------         -------        --------
      Total receivables..................       288           759             31              346             257             328
                                           --------      --------        -------         --------         -------        --------
Net assets available for benefits........  $112,941      $318,849        $11,879         $125,639         $91,204        $134,209
                                           ========      ========        =======         ========         =======        ========

                                              FIDELITY       FIDELITY        SPARTAN       FIDELITY
                                             RETIREMENT     RETIREMENT     U.S. EQUITY    LOW-PRICED
                                               MONEY        GOVERNMENT        INDEX         STOCK
                                               MARKET      MONEY MARKET       FUND           FUND
                                             ----------    ------------    -----------    ----------
DECEMBER 31, 1997
----------------------------------------------------------------------------------------------------
Assets:
  Investments at market value............   $353,066        $  --           $58,343        $5,626
                                            --------        -----           -------        ------
  Receivables
    Employer's contribution..............        412           --                51             9
    Participants' contributions..........        662           --               109            11
    Accrued interest and dividends.......         --           --                --            --
                                            --------        -----           -------        ------
      Total receivables..................      1,074           --               160            20
                                            --------        -----           -------        ------
Net assets available for benefits........   $354,140        $  --           $58,503        $5,646
                                            ========        =====           =======        ======

                                                                      TEMPLETON
                                            FRANKLIN       PUTNAM     DEVELOPING    T. ROWE PRICE
                                            SMALL CAP      VOYAGER     MARKETS        DIVIDEND       PARTICIPANTS'
                                          GROWTH FUND I    FUND A      TRUST I       GROWTH FUND     LOAN ACCOUNT
                                          -----------    ---------    -------------    -------------    -----------
DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------------------------|
Assets:
  Investments at market value............  $1,245         $800          $1,641           $--          $1,806,888
                                           ------         ----          ------           ---          ----------
  Receivables
    Employer's contribution..............       9            9              --            --                  --
    Participants' contributions..........       2            2               3            --                  --
    Accrued interest and dividends.......      --           --              --            --               1,223
                                           ------         ----          ------           ---          ----------
      Total receivables..................      11           11               3            --               1,223
                                           ------         ----          ------           ---          ----------
Net assets available for benefits........  $1,256         $811          $1,644           $--          $1,808,111
                                           ======         ====          ======           ===          ==========


                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                                       MERCK COMMON STOCK FUND
                                                                   --------------------------------
                                                                       (NON-                                           FIDELITY
                                                                    PARTICIPANT      (PARTICIPANT     T. ROWE PRICE     EQUITY-
                                                                   DIRECTED; SEE     DIRECTED; SEE      BLUE CHIP       INCOME
                                                      TOTAL           NOTE 1)           NOTE 1)        GROWTH FUND       FUND
                                                 ---------------   --------------   ---------------   -------------   -----------
FOR THE PERIOD FROM INCEPTION (JULY 1, 1997)
THROUGH DECEMBER 31, 1997
-----------------------------------------------                                                       |--------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in market
      value of investments.....................  $       497,471   $      144,908   $       276,201     $ 45,566       $ 13,436
    Interest...................................           90,344           37,620            43,011        3,698            307
    Dividends..................................          230,633           57,845           116,314        3,260          9,992
                                                 ---------------   --------------   ---------------     --------       --------
      Total investment income (loss)...........          818,448          240,373           435,526       52,524         23,735
                                                 ---------------   --------------   ---------------     --------       --------
  Contributions to the Plan
    By participants............................        1,702,782               --         1,331,647       65,268          8,323
    By the employer............................          446,686          438,430             5,299          672            340
                                                 ---------------   --------------   ---------------     --------       --------
      Total contributions......................        2,149,468          438,430         1,336,946       65,940          8,663
                                                 ---------------   --------------   ---------------     --------       --------
      Total additions..........................        2,967,916          678,803         1,772,472      118,464         32,398
                                                 ---------------   --------------   ---------------     --------       --------
Deductions from net assets attributed to:
  Benefits paid to participants................       (1,599,902)        (334,772)       (1,102,686)     (47,686)        (2,810)
                                                 ---------------   --------------   ---------------     --------       --------
Transfers among funds and Plans:
  Transfers in from Merck & Co., Inc.
    Employee Savings and Security Plan (see
    Note 1)....................................       23,594,404        6,714,884        13,441,758      492,343        225,944
  Net reallocations............................               --               --            (2,560)      (2,455)        16,010
  Loans to participants........................               --         (238,916)         (236,763)      (4,595)          (341)
  Loan repayments by participants..............               --          204,514           194,152       16,915          2,513
                                                 ---------------   --------------   ---------------     --------       --------
      Net transfers among funds and Plans......       23,594,404        6,680,482        13,396,587      502,208        244,126
                                                 ---------------   --------------   ---------------     --------       --------
      Total deductions and net transfers
        among funds and Plans..................       21,994,502        6,345,710        12,293,901      454,522        241,316
                                                 ---------------   --------------   ---------------     --------       --------
        Net increase...........................       24,962,418        7,024,513        14,066,373      572,986        273,714
Net assets available for benefits
        Beginning of period....................               --               --                --           --             --
                                                 ---------------   --------------   ---------------     --------       --------
        End of period..........................  $    24,962,418   $    7,024,513   $    14,066,373     $572,986       $273,714
                                                 ===============   ==============   ===============     ========       ========

  The accompanying notes to financial statements are an integral part of this financial statement.

                                                                FIDELITY
                                                  VANGUARD      GROWTH &     T. ROWE PRICE    T. ROWE PRICE    EUROPACIFIC
                                                 U.S. GROWTH     INCOME       NEW INCOME         MID-CAP         GROWTH
                                                  PORTFOLIO     PORTFOLIO        FUND          GROWTH FUND        FUND
                                                 -----------    ---------    -------------    -------------    -----------
FOR THE PERIOD FROM INCEPTION (JULY 1, 1997)
THROUGH DECEMBER 31, 1997
---------------------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in market
      value of investments.....................  $  2,876      $ 10,748        $   250         $ 11,489        $(10,042)
    Interest...................................       376         1,352             39              763             794
    Dividends..................................     4,360        12,526            399            1,281           4,620
                                                 --------      --------        -------         --------        --------
      Total investment income (loss)...........     7,612        24,626            688           13,533          (4,628)
                                                 --------      --------        -------         --------        --------
  Contributions to the Plan
    By participants............................    16,201       111,973          1,953           24,284          18,511
    By the employer............................       105           387              9              139             413
                                                 --------      --------        -------         --------        --------
      Total contributions......................    16,306       112,360          1,962           24,423          18,924
                                                 --------      --------        -------         --------        --------
      Total additions..........................    23,918       136,986          2,650           37,956          14,296
                                                 --------      --------        -------         --------        --------
Deductions from net assets attributed to:
  Benefits paid to participants................    (5,457)      (19,643)           (58)         (14,385)         (8,630)
                                                 --------      --------        -------         --------        --------
Transfers among funds and Plans:
  Transfers in from Merck & Co., Inc.
    Employee Savings and Security Plan (see
    Note 1)....................................   101,326       209,311          9,761          107,238          86,596
  Net reallocations............................    (7,179)        9,843             --           (4,139)         (3,348)
  Loans to participants........................      (956)      (21,945)          (580)          (3,032)           (685)
  Loan repayments by participants..............     1,289         4,297            106            2,001           2,975
                                                 --------      --------        -------         --------        --------
      Net transfers among funds and Plans......    94,480       201,506          9,287          102,068          85,538
                                                 --------      --------        -------         --------        --------
      Total deductions and net transfers
        among funds and Plans..................    89,023       181,863          9,229           87,683          76,908
                                                 --------      --------        -------         --------        --------
        Net increase...........................   112,941       318,849         11,879          125,639          91,204
Net assets available for benefits
        Beginning of period....................        --            --             --               --              --
                                                 --------      --------        -------         --------        --------
        End of period..........................  $112,941      $318,849        $11,879         $125,639        $ 91,204
                                                 ========      ========        =======         ========        ========

                                                   THE GEORGE      FIDELITY       FIDELITY        SPARTAN       FIDELITY
                                                     PUTNAM       RETIREMENT     RETIREMENT     U.S. EQUITY    LOW-PRICED
                                                    FUND OF         MONEY        GOVERNMENT        INDEX         STOCK
                                                    BOSTON A        MARKET      MONEY MARKET       FUND          FUND
                                                  ----------      ----------    ------------     -----------   ----------
FOR THE PERIOD FROM INCEPTION (JULY 1, 1997)
THROUGH DECEMBER 31, 1997                                               (PARTICIPANT DIRECTED; SEE NOTE 1)
-------------------------------------------------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in market
      value of investments.....................   $ (1,305)      $     --       $    --        $ 4,068        $  (12)
    Interest...................................        645            963           619            122             7
    Dividends..................................     10,353          8,440           300            620           126
                                                  --------       --------       -------        -------        ------
      Total investment income (loss)...........      9,693          9,403           919          4,810           121
                                                  --------       --------       -------        -------        ------
  Contributions to the Plan
    By participants............................     13,966         46,940        50,787         10,497           462
    By the employer............................        105            412            --            348             9
                                                  --------       --------       -------        -------        ------
      Total contributions......................     14,071         47,352        50,787         10,845           471
                                                  --------       --------       -------        -------        ------
      Total additions..........................     23,764         56,755        51,706         15,655           592
                                                  --------       --------       -------        -------        ------
Deductions from net assets attributed to:
  Benefits paid to participants................    (11,342)       (32,318)       (2,468)       (11,371)           --
                                                  --------       --------       -------        -------        ------
Transfers among funds and Plans:
  Transfers in from Merck & Co., Inc.
    Employee Savings and Security Plan (see
    Note 1)....................................    121,190        305,070            --         40,069            --
  Net reallocations............................     (1,947)        25,087       (50,134)        13,940         5,000
  Loans to participants........................       (455)        (5,241)         (268)          (422)           --
  Loan repayments by participants..............      2,999          4,787         1,164            632            54
                                                  --------       --------       -------        -------        ------
      Net transfers among funds and Plans......    121,787        329,703       (49,238)        54,219         5,054
                                                  --------       --------       -------        -------        ------
      Total deductions and net transfers
        among funds and Plans..................    110,445        297,385       (51,706)        42,848         5,054
                                                  --------       --------       -------        -------        ------
        Net increase...........................    134,209        354,140            --         58,503         5,646
Net assets available for benefits
        Beginning of period....................         --             --            --             --            --
                                                  --------       --------       -------        -------        ------
        End of period..........................   $134,209       $354,140       $    --        $58,503        $5,646
                                                  ========       ========       =======        =======        ======


                                                                             TEMPLETON
                                                   FRANKLIN       PUTNAM     DEVELOPING    T. ROWE PRICE
                                                   SMALL CAP      VOYAGAR     MARKETS        DIVIDEND       PARTICIPANTS'
                                                 GROWTH FUND I    FUND A      TRUST I       GROWTH FUND     LOAN ACCOUNT
                                                 -------------    --------   ----------     ------------    ------------
FOR THE PERIOD FROM INCEPTION (JULY 1, 1997)
THROUGH DECEMBER 31, 1997
-------------------------------------------------------------------------------------------------------------------------|
Additions to net assets attributed to:
  Investment income (loss)
    Net appreciation (depreciation) in market
      value of investments.....................    $  (72)        $(26)       $ (614)       $     --        $       --
    Interest...................................        --            7            21              --                --
    Dividends..................................        50           39           108              --                --
                                                   ------         ----        ------        --------        ----------
      Total investment income (loss)...........       (22)          20          (485)             --                --
                                                   ------         ----        ------        --------        ----------
  Contributions to the Plan
    By participants............................       709          728           533              --                --
    By the employer............................         9            9            --              --                --
                                                   ------         ----        ------        --------        ----------
      Total contributions......................       718          737           533              --                --
                                                   ------         ----        ------        --------        ----------
      Total additions..........................       696          757            48              --                --
                                                   ------         ----        ------        --------        ----------
Deductions from net assets attributed to:
  Benefits paid to participants................        --           --            --              --            (6,276)
                                                   ------         ----        ------        --------        ----------
Transfers among funds and Plans:
  Transfers in from Merck & Co., Inc.
    Employee Savings and Security Plan (see
    Note 1)....................................        --           --            --              --         1,738,914
  Net reallocations............................       560           --         1,322              --                --
  Loans to participants........................        --           --            --              --           514,199
  Loan repayments by participants..............        --           54           274              --          (438,726)
                                                   ------         ----        ------        --------        ----------
      Net transfers among funds and Plans......       560           54         1,596              --         1,814,387
                                                   ------         ----        ------        --------        ----------
      Total deductions and net transfers
        among funds and Plans..................       560           54         1,596              --         1,808,111
                                                   ------         ----        ------        --------        ----------
        Net increase...........................     1,256          811         1,644              --         1,808,111
Net assets available for benefits
        Beginning of period....................        --           --            --              --                --
                                                   ------         ----        ------        --------        ----------
        End of period..........................    $1,256         $811        $1,644        $     --        $1,808,111
                                                   ======         ====        ======        ========        ==========

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                         NOTES TO FINANCIAL STATEMENTS

 1. DESCRIPTION OF THE PLAN:

     The Merck Puerto Rico Employee Savings and Security Plan (the "Plan") is a profit sharing plan designed to provide an opportunity for employees of Merck Sharp & Dohme Quimica de Puerto Rico, Inc. and Merck Sharp & Dohme (I.A.) Corp. (the "Companies") to become stockholders of Merck & Co., Inc. ("Merck") and to encourage them to save on a regular basis by setting aside part of their earnings. The Plan was adopted effective July 1, 1997, as a result of a spin-off from the Merck & Co., Inc. Employee Savings and Security Plan. A transfer of $23,594,404 of assets was made into the Plan as a result of the spin-off. Regular full-time and part-time employees of the Companies, as defined in the Plan document, who have completed at least one year of employment and are not covered by a collective bargaining agreement, are eligible to enroll in the Plan.

     The Plan is administered by the Employee Benefits Committee appointed by the President of the Companies. All costs of administering the Plan are borne by the Companies.

     Participants should refer to the Summary Plan Description for a complete description of benefits provided.

     CONTRIBUTIONS

     Participants may contribute from 2% up to 15% of their base pay, provided that pre-tax contributions shall not exceed 10% of base compensation. In addition, the Companies match 50% of employee contributions up to 5% of base pay per pay period. The Companies' matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed) and may not be reallocated into any other investment option.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     The Merck Common Stock Fund invests primarily in Merck common stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of Merck. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting Merck's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     T. Rowe Price Blue Chip Growth Fund

     The T. Rowe Price Blue Chip Growth Fund seeks to provide long-term growth of capital. The fund invests primarily (at least 65% of its assets) in common stocks of large and medium-sized blue chip companies that have the potential for above-average earnings growth and are well established in their respective industries. The fund may also invest in convertible stocks and bonds, preferred stocks, bonds and warrants. Up to 20% of assets (excluding reserves) may be invested in foreign securities, which may be subject to currency risks and political and sovereign risks of the home country.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

     Vanguard U.S. Growth Portfolio

     Vanguard U.S. Growth Portfolio seeks to provide long-term capital growth by investing in equity securities of large, established U.S. companies that have good growth records, strong market positions and have exhibited long-term financial strength to provide potential long-term growth.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     T. Rowe Price New Income Fund

     The T. Rowe Price New Income Fund is a bond fund that seeks to provide the highest level of income consistent with preservation of capital by purchasing securities that have been rated as investment-grade by Standard & Poor's, Moody's or Fitch Investor Services. The fund invests at least 80% of its assets in income-producing investment-grade debt securities including U.S. government and agency securities, corporate bonds, bank obligations and utilities. The fund's dollar-weighted average maturity is generally expected to be between four and fifteen years.

     T. Rowe Price Mid-Cap Growth Fund

     The T. Rowe Price Mid-Cap Growth Fund seeks to provide long-term capital appreciation by investing primarily in the stock of medium-sized (mid-cap) growth companies that offer the potential for above-average earnings growth. The fund focuses on companies that are no longer considered new or emerging, but are well-established. It may also invest in convertible securities, warrants and foreign securities, which are subject to greater risks.

     EuroPacific Growth Fund

     This fund seeks long-term capital growth by investing primarily in securities of companies outside the United States. Normally, at least 65% of the fund's total assets will be invested in Europe or the Pacific Basin. The Pacific Basin is generally defined as those countries bordering the Pacific Ocean and includes, but is not limited to Australia, Canada, Japan, Malaysia and Singapore. The fund may also invest in convertible securities, debt and government securities and preferred stock. Foreign investments, especially in developing countries, involve greater risks and may offer greater potential.

     The George Putnam Fund of Boston A

     This fund seeks to provide a balanced investment comprised of a well-diversified portfolio of stocks and bonds that will produce both capital growth and current income. Normally, no more than 75% of the fund's assets will be invested in common stocks and convertible securities.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     This investment option was eliminated from the plan effective July 1, 1997.

     Spartan U.S. Equity Index Fund

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index. Effective April 18, 1997, the fund name was changed from Fidelity U.S. Equity Index Portfolio to the Spartan U.S. Equity Index Fund.

     Fidelity Low-Priced Stock Fund

     This fund seeks capital appreciation by investing mainly in low-priced domestic and foreign common stocks ($35 or less at time of purchase). Foreign securities may involve a higher degree of risk. This fund charges a redemption fee to discourage short-term buying and selling of fund shares. If fund shares are sold after being held for less than 90 days, the fund will deduct a redemption fee from participants' accounts equal to 1.5% of the value of the shares sold.

     Franklin Small Cap Growth Fund I

     This fund seeks long-term capital growth by investing primarily in stocks of companies with market capitalization of less than $1 billion at the time of the investment. The fund tries to invest at least one-third of its assets in stocks of companies with market capitalization of $550 million or less. Although the fund's assets are invested primarily in small companies, it may invest up to 35% of its total assets in larger capitalized companies with strong growth potential, in relatively well-known larger companies in mature industries with potential for capital appreciation, or in corporate debt securities, including bonds, notes and debentures if deemed appropriate. The fund may also invest up to 25% of its total assets in foreign securities, which may involve greater risks.

     Putnam Voyager Fund A

     This fund seeks capital appreciation by investing primarily in common stocks of companies that have potential for capital appreciation which is significantly greater than that of the market averages. The fund may also invest in convertible bonds, convertible preferred stocks, warrants, preferred stocks, money market instruments and debt securities. The fund may invest up to 20% of its total assets in securities principally traded in foreign markets. Foreign securities are subject to currency, political, financial or sovereign risks of the issuer's home country.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Templeton Developing Markets Trust I

     This fund seeks long-term capitalization by investing in equity securities of emerging market countries. The fund may invest up to 35% of its total assets in debt securities, including bonds, notes, debentures, commercial paper, certificates of deposit, time deposits and bankers' acceptances. Foreign investments may involve greater risks.

     T. Rowe Price Dividend Growth Fund

     This fund seeks to provide increasing dividend income over time, long-term capital appreciation and reasonable current income through investments primarily in dividend-paying stocks. The fund may also invest in bonds and foreign securities.

     VESTING

     Participants are immediately vested in their contributions, all Companies' matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although they have not expressed any intent to do so, the Companies have the right under the Plan to discontinue contributions at any time and to terminate the Plan subject to the provisions of the Employee Retirement Income Security Act of 1974.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances with interest charged at the prime rate plus 1%. Loan terms range from one to five years or up to thirty years for the purchase of a primary residence. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS

     Participants are entitled to receive automatic, voluntary, in-service (which include hardship withdrawals), or mandatory distributions as provided in the applicable Plan provisions.

 2. SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The net appreciation (depreciation) in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the statement of changes in net assets available for benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments. Actual results could differ from these estimates.

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

 3. INCOME TAXES:

     The Plan obtained a tax determined letter from the Puerto Rico Department of Treasury on February 18, 1998 indicating that it had been designed in accordance with applicable sections of the Puerto Rico Internal Revenue Code of 1994 ("PRIRC"). The Plan sponsors believe that the Plan is designed and operated in compliance with the PRIRC. The Plan sponsors also believe that the Plan is designed and currently operated as a qualified plan under the Internal Revenue Code. The Plan has not been amended since its inception on July 1, 1997. A request for a favorable determination letter will be filed with the Internal Revenue Service by mid-August 1998.

 4. PARTY-IN-INTEREST:

     All transactions of party-in-interest are set forth on the attached schedule.

                                                           SCHEDULE I
                                                           EIN:  66-0288298
                                                           PLAN NO.:  061

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

          ITEM 27a -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1997

                                                                NUMBER OF
                                                                SHARES AT
             NAME OF ISSUER AND TITLE OF ISSUE               CLOSE OF PERIOD         COST          CURRENT VALUE
             ---------------------------------               ---------------      -----------      -------------
Merck Common Stock Fund*....................................    1,152,781         $10,067,125       $20,970,307
T. Rowe Price Blue Chip Growth Fund.........................       23,650             528,579           571,614
Fidelity Equity Income Fund.................................        5,212             259,854           273,159
Vanguard U.S. Growth Portfolio..............................        3,925             110,360           112,653
Fidelity Growth & Income Portfolio..........................        8,349             307,540           318,090
T. Rowe Price New Income Fund...............................        1,306              11,609            11,848
T. Rowe Price Mid-Cap Growth Fund...........................        4,381             115,152           125,293
EuroPacific Growth Fund.....................................        3,495             100,350            90,947
The George Putnam Fund of Boston A..........................        7,446             135,408           133,881
Fidelity Retirement Money Market............................      353,065             353,065           353,066
Fidelity Retirement Government Money Market.................           --                  --                --
Spartan U.S. Equity Index Fund..............................        1,668              54,748            58,343
Fidelity Low-Priced Stock Fund..............................          224               5,638             5,626
Franklin Small Cap Growth Fund 1............................           54               1,317             1,245
Putnam Voyager Fund A.......................................           42                 827               800
Templeton Developing Markets Trust 1........................          127               2,255             1,641
T. Rowe Price Dividend Growth Fund..........................           --                  --                --
Participants' Loan Account (with interest ranging from 6.5%
  to 10.7%).................................................           --           1,806,888         1,806,888
                                                                                  -----------       -----------
        Total Investments...................................                      $13,860,715       $24,835,401
                                                                                  ===========       ===========

---------------
* Denotes a party-in-interest to the Plan.

                                                           SCHEDULE II
                                                           EIN:  66-0288298
                                                           PLAN NO.:  061

                               MERCK PUERTO RICO

                       EMPLOYEE SAVINGS AND SECURITY PLAN

               ITEM 27d -- SCHEDULE OF REPORTABLE TRANSACTIONS(a)

                         FOR THE PERIOD FROM INCEPTION
                    (JULY 1, 1997) THROUGH DECEMBER 31, 1997

                                                                                                    CURRENT
                                                                                                     VALUE
                                                        PURCHASE      SELLING       COST OF       OF ASSETS ON       NET
IDENTITY OF PARTY INVOLVED AND DESCRIPTION OF ASSETS      PRICE        PRICE         ASSET      TRANSACTION DATE     GAIN
----------------------------------------------------   -----------   ----------   -----------   ----------------   --------
Merck Common Stock
    73 purchase transactions......................     $22,502,264   $       --   $22,502,264     $22,502,264      $     --
    36 sales transactions.........................              --    1,954,289     1,287,872       1,954,289       666,417

---------------
(a) Reportable transactions are transactions that, individually or in the aggregate, exceed 5% of the Plan's net assets as of the beginning of the Plan year.

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 1, 1998 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck Puerto Rico Employee Savings and Security Plan into the previously filed Registration Statements of Merck & Co., Inc. on Form S-8 (Nos. 33-21087, 33-21088, 33-36101,
33-40177, 33-51235, 33-53463, 33-64273, 33-64665, 333-23293 and 333-23295), on
Form S-4 (No. 33-50667) and on Form S-3 (Nos. 33-60322, 33-39349, 33-51785,
33-57421, 333-17045 and 333-36383). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1997 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

San Juan, Puerto Rico
June 22, 1998